UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2018

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (516) 256-8143

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2018, Janel Group, Inc., PCL Transport, LLC, Janel Alpha GP, LLC, W.J. Byrnes & Co., Inc., Liberty International, Inc., and The Janel Group of Georgia, Inc. (each a wholly-owned subsidiary of the Company) as “Borrowers”, Janel Corporation (the “Company”) as “Loan Party Obligor”, and Aves Labs, Inc. (a wholly-owned subsidiary of the Company) (“Aves”) as “New Loan Party Obligor”, entered into an amendment (the “Amendment”) with Santander Bank, N.A. (“Santander”) with respect to that certain Loan and Security Agreement, dated October 17, 2017 (as amended, the “Loan Agreement”), which Loan Agreement has been disclosed in a Current Report on Form 8-K previously filed by the Company on October 17, 2017. Pursuant to the Amendment, and among other changes effected by such Amendment, Aves was added as a Loan Party Obligor (but not a Borrower) under the Loan Agreement, the maximum amount available under the Loan Agreement was increased from $10 million to $11 million (subject to 85% of eligible receivables), the foreign account sublimit was increased from $1.5 million to $2.0 million, a one-time waiver was granted until May 31, 2018 for the stated event of default related to the delivery of the quarterly financial statements for the fiscal quarter ended December 31, 2017, and a one-time waiver, retroactive to March 5, 2018, of the provision that prohibits the Company from using proceeds of the revolving loan to finance acquisitions was granted for the purpose of partially funding the acquisition of Aves.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is described in Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 21, 2018, the Company sold 3,000 shares of the Company’s Series C Cumulative Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), to an accredited investor (the “Investor”) at a purchase price of $500.00 per share, or an aggregate of $1,500,000. The Company issued the shares of Series C Preferred Stock to the Investor on the same date. Such shares were sold to the Investor in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibit.

(d)	Exhibit

The following exhibit is filed herewith:

Exhibit No.	Description
10.1
First Amendment to the Loan and Security Agreement, dated March 21, 2018, by and among Janel Group, Inc., PCL Transport, LLC, Janel Alpha GP, LLC, W.J. Byrnes & Co., Inc., Liberty International, Inc., The Janel Group of Georgia, Inc., Aves Labs, Inc., Janel Corporation and Santander Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: March 23, 2018	By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer